As filed with the Securities and Exchange Commission on April 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIMBLE STORAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1418899
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 River Oaks Parkway

San Jose, California 95134

(408) 432-9600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plans)

Suresh Vasudevan

Chief Executive Officer and Director

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California 95134

(408) 432-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq. Jeffrey R. Vetter, Esq. Mark A. Leahy, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Aparna Bawa, Esq. General Counsel Nimble Storage, Inc. 211 River Oaks Parkway San Jose, California 95134 (408) 432-9600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share
- Reserved for future issuance under the 2013 Equity Incentive Plan	3,827,361(2)	$31.18(3)	$119,337,115.98	$15,370.62
- Reserved for future issuance under the 2013 Employee Stock Purchase Plan	948,636(4)	26.50(5)	25,138,854.00	3,237.88
TOTAL	4,775,997	N/A	$144,475,969.98	$18,608.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Equity Incentive Plan, or the EIP, resulting from the initial calculation of the number of shares reserved and available for issuance under the EIP that were not registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-192799) filed with the Commission on December 13, 2013 and the automatic annual 5% increase on February 1, 2014 in the number of authorized shares reserved and available for issuance under the EIP.
(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 11, 2014.
(4)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan, or the ESPP, resulting from the initial calculation of the number of shares reserved and available for issuance under the ESPP that were not registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-192799) filed with the Commission on December 13, 2013 and the automatic annual 1% increase on February 1, 2014 in the number of authorized shares reserved and available for issuance under the ESPP.
(5)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 11, 2014. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date (i.e., the first business day of the offering period of up to 27 months) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Nimble Storage, Inc., or Registrant, is filing this Registration Statement with the Securities and Exchange Commission, or Commission, to register:

(i)	3,827,361 additional shares of common stock under the Registrant’s 2013 Equity Incentive Plan, or EIP, pursuant to the provisions of the EIP providing for the initial calculation of the number of shares reserved and available for issuance under the EIP that were not registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-192799) filed with the Commission on December 13, 2013 and an automatic increase on February 1, 2014 in the number of shares reserved and available for issuance under the EIP; and

(ii)	948,636 additional shares of common stock under the Registrant’s 2013 Employee Stock Purchase Plan, or ESPP, pursuant to the provisions of the ESPP providing for the initial calculation of the number of shares reserved and available for issuance under the ESPP that were not registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-192799) filed with the Commission on December 13, 2013 and an automatic increase on February 1, 2014 in the number of shares reserved and available for issuance under the ESPP.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on December 13, 2013 (Registration No. 333-192799). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, or Securities Act, and the Securities Exchange Act of 1934, as amended, or Exchange Act, are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K filed with the Commission on April 17, 2014;

(b)	the Registrant’s Registration Statement on Form S-8 (File No. 333-192799) filed with the Commission on December 13, 2013;

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36233) filed with the Commission on December 10, 2013 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation.	S-1	333-191789	3.2	12/2/2013

4.2	Restated Bylaws.	S-1	333-191789	3.4	12/2/2013

4.3	Form of Common Stock Certificate.	S-1	333-191789	4.1	12/10/2013

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Equity Incentive Plan and forms of award agreements.	S-1	333-191789	10.3	12/2/2013

99.2	2013 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-191789	10.4	12/2/2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 17th day of April, 2014.

NIMBLE STORAGE, INC.

By:	/s/ Suresh Vasudevan
Suresh Vasudevan
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Suresh Vasudevan and Anup Singh, and each of them, as his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suresh Vasudevan	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2014
Suresh Vasudevan

/s/ Anup Singh	Chief Financial Officer (Principal Accounting and Financial Officer)	April 17, 2014
Anup Singh

/s/ Varun Mehta	Founder, Vice President of Engineering and Director	April 17, 2014
Varun Mehta

/s/ Frank Calderoni	Director	April 17, 2014
Frank Calderoni

/s/ James J. Goetz	Director	April 17, 2014
James J. Goetz

/s/ Jerry M. Kennelly	Director	April 17, 2014
Jerry M. Kennelly

/s/ Ping Li	Director	April 17, 2014
Ping Li

/s/ William J. Schroeder	Director	April 17, 2014
William J. Schroeder

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation.	S-1	333-191789	3.2	12/2/2013

4.2	Restated Bylaws.	S-1	333-191789	3.4	12/2/2013

4.3	Form of Common Stock Certificate.	S-1	333-191789	4.1	12/10/2013

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Equity Incentive Plan and forms of award agreements.	S-1	333-191789	10.3	12/2/2013

99.2	2013 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-191789	10.4	12/2/2013